SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - June 9, 2016
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

AK Steel Holding Corporation (“AK Steel”) has prepared presentation materials (the “Investor Presentation”) that management intends to use from time to time on and after June 9, 2016 in presentations regarding AK Steel’s business, operations, performance and other matters.  AK Steel may use the Investor Presentation, possibly with modifications, in presentations to current and potential investors, as well as others with an interest in AK Steel and its business.

The information contained in the Investor Presentation is summary information that should be considered in the context of materials filed with, or furnished to, the Securities and Exchange Commission and other public announcements that AK Steel may make by news release or otherwise from time to time.  The Investor Presentation speaks only as of the date of this Current Report on Form 8-K.  While AK Steel may elect to update the Investor Presentation in the future to reflect events and circumstances occurring or existing after the date of this Current Report, AK Steel specifically disclaims any obligation to do so.

By filing this Current Report on Form 8-K and furnishing the Investor Presentation, AK Steel makes no admission or representation as to the materiality of any information in this Current Report or the Investor Presentation.  The Investor Presentation may contain forward-looking statements.  See Page 2 of the Investor Presentation for a discussion of certain forward-looking statements that may be included therein and the risks and uncertainties related thereto.

The Investor Presentation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

AK Steel noted that its top financial priorities include the reduction of indebtedness over time by approximately $700 million in principal amount and addressing its debt maturity profile, including through a variety of potential capital markets actions from time to time. These actions, which are subject to market conditions, may include, without limitation, (i) the refinancing of its 8.75% Senior Secured Notes due 2018; (ii) the repurchase of a portion of its senior unsecured notes in the open market on an unsolicited basis, by tender offer, through privately negotiated transactions or otherwise; (iii) the equitization or refinancing of its 5.00% Exchangeable Notes due 2019; and, (iv) positioning the company to opportunistically issue additional common stock.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Investor Presentation June 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: June 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation June 2016